CONTRACT FOR NATIONAL HEALTHCARE PROJECTS

MINISTRY OF HEALTH

The Federal Democratic Republic of Ethiopia

Ref# AF/ET/NOV-2020/PC-000101

November 30, 2020

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Table of Clauses

Section I. General Conditions of Contract	3
1. Parties to the Contract	3
2. Definitions	3
3. Contract Documents	4
4. Corrupt Practices	4
5. Interpretation	5
6. Language	6
7. Notices	7
8. Governing Law	7
9. Settlement of Disputes	7
10. Scope of Project	7
11. Delivery and Documents	8
12. Provider’s Responsibilities	8
13. Contract Price	8
14. Terms of Payment and Disbursements	8
15. Taxes and Duties	8
16. Copyright	9
17. Confidential Information	9
18. Subcontracting	10
19. Specification of Standards	10
20. Packing and Documents	10
21. Insurance	11
22. Transportation	11
23. Inspections and Tests	11
24. Warranty	12
25. Patent & Copyright Indemnity	13
26. Limitation of Liability	14
27. Change in Laws and Regulations	14
28. Force Majeure	14
29. Change Orders & Contract Amendments	15
30. Extensions of Time	15
31. Termination	16
32. Assignment	16
Section II. Special Conditions of Contract	17
Contract	20
Party1 _____________________	Party2 _____________________

Section I. General Conditions of Contract

1.	Parties to the Contract

1.1	The Purchaser is the Ministry of Health, The Federal Democratic Republic of Ethiopia, and the Ministry of Finance and Economic Development, Federal Democratic Republic of Ethiopia
1.2	The Provider (Provider of Goods and Services) is Kallo Inc. USA, headquartered in Canada.
1.3	The Provider of the Finance line is Techno-Investment Module Ltd. (TIM LTD), headquartered in Minsk, Republic of Belarus.
1.4	The Place/Site and Country is the Federal Democratic Republic of Ethiopia.
2.	Definitions

2.1     The following words and expressions shall have the meanings hereby assigned to them:

(a)	“Contract” means the Agreement entered into between the Purchaser, the Provider, and the Provider of the Finance line, together with the Contract Documents referred to therein, including all attachments, appendices, and all documents incorporated by reference therein. In the event of a conflict between the terms of this Agreement and any other Contract Document, the terms of this Agreement shall prevail.

(b)	“Contract Documents” means the documents listed in the Agreement, including any amendments thereto.

(c)	“Contract Price” means the price payable to the Provider as specified in the Agreement, subject to such additions and adjustments thereto or deductions therefrom, as may be made pursuant to the Contract.

(d)	“Day” means calendar day.

(e)	“Delivery” means the transfer of ownership of the Goods from the Provider to the Purchaser in accordance with the terms and conditions set forth in the Contract.

(f)	“Completion” means the fulfillment of the Related Services by the Provider in accordance with the terms and conditions set forth in the Contract.
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(g)	“GCC” means the General Conditions of Contract.

(h)	“Goods” means all of the commodities, raw material, machinery and equipment, and/or other materials that the Provider is required to supply to the Purchaser under the Contract.

(i)	“Purchaser” means the entity purchasing the Goods and Related Services, as specified in the SCC.

(j)	“Related Services” means the services incidental to the supply of the Goods, such as insurance, installation, training and initial maintenance and other similar obligations of the Provider under the Contract.

(k)	“SCC” means the Special Conditions of Contract.

(l)	“Subcontractor” means any natural person, private or government entity, or a combination of the above, including its legal successors or permitted assigns, to whom any part of the Goods to be supplied or execution of any part of the Related Services is subcontracted by the Provider.

(m)	“Provider” means the natural person, private or government entity, or a combination of the above, whose Proposal to perform the Contract has been accepted by the Purchaser and is named as such in the Agreement, and includes the legal successors or permitted assigns of the Provider.

(n)	“The Site,” where applicable, means the place named in the SCC.

(o)	“Acceptance Testing” means testing to be conducted onsite to verify that all equipment is operating according to manufacturer specifications.

3.	Contract Documents

3.1  Subject to the order of precedence set forth in the Agreement, all documents forming the Contract (and all parts thereof) are intended to be correlative, complementary, and mutually explanatory.

4.	Corrupt Practices

4.1	The Government of Ethiopia (GOE) requires that all procurement entities as well as tenderers, suppliers, contractors and consultants participating in contracts financed from the public funds of the Federal Democratic Republic of Ethiopia, adhere to the highest ethical standards, both during the proposing process and throughout the
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execution of such contracts. The list of definitions set forth below involves the most common types of corrupt practices, but is not exhaustive.

For this reason, the Public Procurement Authority will also consider claims of similar nature involving alleged acts of corruption, in accordance with the established procedure.

(a)	“Bribery” means the act of unduly offering, giving, receiving or soliciting anything of value to influence the process of procuring Goods or services, selecting consultants, or executing contracts.

(b)	“Extortion” or “Coercion” means the act of attempting to influence the process of procuring Goods or services, selecting consultants, or executing contracts by means of threats of injury to person, property or reputation.

(c)	“Fraud” means the misrepresentation of information or facts for the purpose of influencing the process of procuring Goods or services, selecting consultants, or executing contracts, to the detriment of the procurement entity/Purchaser or other participants.

(d)	“Collusion” is an agreement between tenderers designed to result in tenders at artificial prices that are not competitive.

4.2	If, in accordance with the administrative procedures of the Public Procurement Authority, it is demonstrated that a government official, or anyone acting on his or her behalf, or supplier/contractor during the execution of the contract carried out in connection with a project financed from the public funds of the Federal Democratic Republic of Ethiopia has committed corrupt practices, the Public Procurement Board will:

(a)	Reject a proposal to award a contract in connection with the respective procurement process; and/or

(b)	Declare a firm and/or its personnel directly involved in corrupt practices temporarily or permanently ineligible to be awarded future contracts financed from the public funds of the Federal Democratic Republic of Ethiopia.

4.3	Any communications between the Provider and the Purchaser related to matters of alleged fraud or corruption must be in writing.

5.	Interpretation

5.1	If the context so requires it, singular means plural and vice versa.
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5.2	Incoterms
(a)	Unless otherwise specified in the SCC, the meaning of any trade term and the rights and obligations of parties thereunder shall be as prescribed by Incoterms.

(b)	The terms EXW, FOB, FCA, CIF, CIP, and other terms, when used, shall be governed by the rules prescribed in the current edition of Incoterms, published by the International Chamber of Commerce (2020 Edition or latest) as specified in the SCC.
5.3	Entire Agreement

The Contract constitutes the entire agreement between the Purchaser and the Provider and supersedes all communications, negotiations and agreements (whether written or oral) of parties with respect thereto made prior to the date of Contract.

5.4	Amendment

No amendment or other variation of the Contract shall be valid unless it is in writing, is dated, expressly refers to the Contract, and signed by a duly authorized representative of each party thereto.

5.5	Nonwaiver
(a)	Subject to GCC sub-clause 5.5(b) below, no relaxation, forbearance, delay, or indulgence by either party in enforcing any of the terms and conditions of the Contract or the granting of time by either party to the other shall prejudice, affect, or restrict the rights of that party under the Contract, neither shall any waiver by either party of any breach of contract operate as waiver of any subsequent or continuing breach of contract.
(b)	Any waiver of a party’s rights, powers, or remedies under the Contract must be in writing, dated, and signed by an authorized representative of the party granting such waiver, and must specify the right and the extent to which it is being waived.
5.6	Severability

If any provision or condition of the Contract is prohibited or rendered invalid or unenforceable, such prohibition, invalidity or unenforceability shall not affect the validity or enforceability of any other provisions and conditions of the Contract.

6.	Language

6.1	The Contract as well as all correspondence and documents relating to the Contract exchanged by the Provider and the Purchaser, shall be written in the language specified in the SCC.
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English will govern. Supporting documents and printed literature that are part of the Contract may be in another language provided they are accompanied by an accurate translation of the relevant passages into the languages specified in the SCC, in which case, for purposes of interpretation of the Contract, the English translation shall govern.

7.	Notices

7.1	Any notice given by one party to the other pursuant to the Contract shall be in writing to the address specified in the SCC. The term “in writing” means communicated in written form with proof of receipt.

A notice shall be effective when delivered or on the notice’s effective date, whichever is later.

8.	Governing Law

8.1	The Contract shall be governed by and interpreted in accordance with the laws of the Federal Democratic Republic of Ethiopia, unless otherwise specified in the SCC.
9.	Settlement of Disputes

9.1.	The Purchaser and the Provider shall make every effort to resolve amicably by direct informal negotiation any disagreement or dispute arising between them under or in connection with the Contract.
9.2.	If the parties fail to resolve such a dispute or difference by mutual consultation within twenty-eight (28) days from the notice of the dispute, either party may require that the dispute be referred to be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with the said Rules. The place of the Arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.
10.	Scope of Project

The scope of the project described in the following documents:

10.1.	Subject to the SCC, the Goods and Related Services to be supplied shall be as specified in the National Healthcare Infrastructure project, Technical Proposal Ref# AF/ET/NOV-2020/TP-000103/ and Medical Tourism project, Technical Proposal Ref# AF/ET/NOV-2020/TP-000102 under the respective Bill of Goods.
10.2.	Subject to the SCC, costs of Goods and Related Services to be supplied shall be as specified in the National Healthcare Infrastructure project, Financial Proposal Ref# AF/ET/NOV-2020/FP-000103/ and Medical Tourism project, Financial Proposal Ref# AF/ET/NOV-2020/FP-000102/ under the respective Bill of Goods.

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11.	Delivery and Documents
11.1	Subject to GCC sub-clause 28.1, the delivery of the Goods and completion of the Related Services shall be in accordance with the delivery and completion schedule specified in the Technical Proposal. The details of shipping and other documents to be furnished by the Provider are specified in the SCC.
12.	Provider’s Responsibilities
12.1	The Provider shall supply all the Goods and Related Services included in the scope of project in accordance with GCC clause 10.1, and the delivery and completion schedule, as per GCC clause 11.1.
13.	Contract Price
13.1	Prices charged by the Provider for the Goods delivered and the Related Services performed under the Contract shall not vary from the prices quoted by the Provider in its Financial Proposal, with the exception of any price adjustments authorized in the SCC.
14.	Terms of Payment and Disbursements
14.1.	The Contract Price will be paid directly to Kallo Inc. by Techno-Investment Module Ltd upon receipt and monetization of the standby letter of credit (in accordance to URDG 758) issued by the Federal Democratic Republic of Ethiopia assigned Bank as per Schedule E: Binding Term-Sheet of the Loan Agreement Ref# TIM-261120-001-FIN/INV/GOV/ET.
14.2.	Upon receipt of an invoice from the Government of Ethiopia for the National Food Security Program, Kallo will pay the invoiced amount due as per the Financial Proposal Ref# AF/ET/NOV-2020/ FP-000103/.
15.	Taxes and Duties
15.1.	For Goods supplied from outside Ethiopia, the Government of Ethiopia shall be entirely responsible for all taxes including without limitation value added taxes, customs duties, excise duties, stamp duties, license fees, contract registration fees and other such levies, imposts, duties, charges, fees, deductions, or withholdings now or hereafter imposed within and outside the Federal Democratic Republic of Ethiopia. If any tax deduction is required by law, the Purchaser shall pay such additional amounts as may be necessary to ensure that the Provider receives a net amount equal to the full amount which it would have received had payment not been made subject to the tax deduction.
15.2.	For Goods supplied from within Ethiopia, the Government of Ethiopia shall be entirely responsible for all taxes including without limitation value added taxes, duties, license fees, etc., incurred until delivery of the contracted Goods to the Purchaser.
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If any tax deduction is required by law, the Purchaser shall pay such additional amounts as may be necessary to ensure that the Provider receives a net amount equal to the full amount which it would have received had payment not been made subject to the tax deduction.

15.3.	If any tax exemptions, reductions, allowances or privileges may be available to the Provider in Ethiopia, the Purchaser shall use its best efforts to enable the Provider to benefit from any such tax savings to the maximum allowable extent.
16.	Copyright

16.1	The copyright in all drawings, documents, and other materials containing data and information furnished to the Purchaser by the Provider herein shall remain vested in the Provider, or, if they are furnished to the Purchaser directly or through the Provider by any third party, including suppliers of materials, the copyright in such materials shall remain vested in such third party.
17.	Confidential Information

17.1	The Purchaser and the Provider shall keep confidential and shall not, without the written consent of the other party hereto, divulge to any third party any documents, data, or other information furnished directly or indirectly by the other party hereto in connection with the Contract, whether such information has been furnished prior to, during or following completion or termination of the Contract. Notwithstanding the above, the Provider may furnish to its Subcontractor such documents, data, and other information it receives from the Purchaser to the extent required for the Subcontractor to perform its work under the Contract, in which event the Provider shall obtain from such Subcontractor an undertaking of confidentiality similar to that imposed on the Provider under GCC clause 17.
17.2	The Purchaser shall not use such documents, data, and other information received from the Provider for any purposes unrelated to the Contract. Similarly, the Provider shall not use such documents, data, and other information received from the Purchaser for any purpose other than the design, procurement, or other work and services required for the performance of the Contract.
17.3	The obligation of a party under GCC sub-clauses 17.1 and 17.2 above, however, shall not apply to information that:
(a)	the Purchaser or Provider shall share with the Public Procurement Authority of the Federal Democratic Republic of Ethiopia and other institutions participating in the financing of the Contract;
(b)	now or hereafter enters the public domain through no fault of that party;
(c)	can be proven to have been possessed by that party at the time of disclosure and which was not previously obtained, directly or indirectly, from the other party; or
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(d)	otherwise lawfully becomes available to that party from a third party that has no obligation of confidentiality.
17.4	The above provisions of GCC clause 17 shall not in any way modify any undertaking of confidentiality given by either of the parties hereto prior to the date of the Contract.
17.5	The provisions of GCC clause 17 shall survive completion or termination, for whatever reason, of the Contract.
18.	Subcontracting

18.1	Subcontracting shall in no event relieve the Provider from any of its obligations, duties, responsibilities, or liability under the Contract.
18.2	Subcontractors shall comply with the provisions of GCC clause 4.1.

19.	Specification of Standards

19.1	Technical Specifications and Drawings
(a)	The Provider shall ensure that the Goods and Related Services comply with technical specifications and other provisions of the Contract.
(b)	The Provider shall be entitled to disclaim responsibility for any design, data, drawing, specification or other document, or any modification thereof provided or designed by or on behalf of the Purchaser, by giving a notice of such disclaimer to the Purchaser.
(c)	The Goods and Related Services provided under this Contract shall conform to the standards mentioned in the Technical Proposal and, when no applicable standard is mentioned, the standard shall be equivalent or superior to the official standards whose application is appropriate to the Goods’ country of origin.

19.2 Wherever references are made in the Contract to codes and standards in accordance with which it shall be executed, the edition or the revised version of such codes and standards shall be those specified in the Financial Proposal. During contract execution, any changes in any such codes and standards shall be applied only after approval by the Purchaser and shall be treated in accordance with GCC clause 28.

20.	Packing and Documents

20.1	The Provider shall provide such packing of the Goods as is required to prevent their damage or deterioration during transit to their final destination, as specified in the manufacturer’s requirements for international shipment.
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20.2	The packing, marking, and documentation within and outside the packages shall comply strictly with such special requirements as shall be expressly provided for in the Contract, including additional requirements, if any, specified in the SCC, and in any other instructions ordered by the Purchaser.

21.	Insurance

21.1	Unless otherwise specified in the SCC, the Goods supplied under the Contract shall be fully insured—in a freely convertible currency—against loss or damage incidental to manufacture or acquisition, transportation, storage, and delivery, in accordance with the applicable Incoterms or in the manner specified in the SCC.
22.	Transportation

22.1	Unless otherwise specified in the SCC, responsibility for arranging transportation of the Goods shall be in accordance with the Incoterms specified in the Financial Proposal.

23.	Inspections and Tests

23.1	The Provider shall at its own expense and at no cost to the Purchaser carry out all such tests and/or inspections of the Goods and Related Services, as the Provider deems necessary.
23.2	The inspections and tests shall be conducted on the premises of the Provider or its Subcontractor, with the exception of acceptance test, which will be conducted onsite.
23.3	User acceptance testing will be conducted in accordance to the Provider’s functional testing criteria.
23.4	The Government of Ethiopia will issue a Notice of Acceptance signed by the Ministry of Health based upon:
23.4.1.	Successful completion of user acceptance testing of Kallo’s Medical Tourism Project in Technical Proposal Ref# AF/ET/NOV-2020/TP-000102/ and Kallo’s National Healthcare Infrastructure Project in Technical Proposal Ref# AF/ET/NOV-2020/TP-000103/.
23.4.2.	The receipt of funds by the Government of Ethiopia for the National Food Security Program in Technical Proposal Ref# AF/ET/NOV-2020/TP-000103/.
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23.5	The Purchaser or its designated representative shall be entitled to attend the tests and/or inspections referred to in GCC sub-clause 23.2, provided that the Purchaser bear all of its own costs and expenses incurred in connection with such attendance including, but not limited to, all traveling and board and lodging expenses.
23.6	The Purchaser may require the Provider to carry out any test and/or inspection not required by the Contract but deemed necessary to verify that the characteristics and performance of the Goods comply with the technical specifications codes and standards under the Contract, provided that the Provider’s reasonable costs and expenses incurred in the carrying out of such test and/or inspection shall be added to the Contract Price. Further, if such test and/or inspection impedes the progress of manufacturing and/or the Provider’s performance of its other obligations under the Contract, due allowance will be made in respect of the Delivery and Completion and the other obligations so affected.
23.7	The Provider shall provide the Purchaser with a report of the results of any such test and/or inspection.
23.8	The Purchaser may reject any Goods or any part thereof that fail to pass manufacturer’s prescribed test and/or inspection or do not conform to the specifications. The Provider shall either rectify or replace such rejected Goods or parts thereof or make alterations necessary to meet the specifications at no cost to the Purchaser, and shall repeat the test and/or inspection, at no cost to the Purchaser, upon giving a notice pursuant to GCC sub-clause 23.4.
23.9	The Provider agrees that neither the execution of a test and/or inspection of the Goods or any part thereof, nor the attendance by the Purchaser or its representative, nor the issue of any report pursuant to GCC sub-clause 23.6, shall release the Provider from any warranties or other obligations under the Contract.
24.	Warranty

24.1.	The Provider warrants that all the Goods are new, unused, and of the most recent or current models, and that they incorporate all recent improvements in design and materials, unless provided otherwise in the Contract.

24.2.    Subject to GCC sub-clause 19.1, the Provider further warrants that the Goods shall be free from defects arising from any act or omission of the Provider or arising from design, materials, and workmanship, under normal use in the conditions prevailing in the country of final destination.

24.3.    Unless otherwise specified in the SCC, the warranty shall remain valid for twelve (12) months after the Goods, or any portion thereof as the case may be, completed Acceptance Testing.

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24.4.    Upon receipt of notice from the Purchaser, the Provider shall, within the period specified in GCC 24.3, expeditiously repair or replace the defective Goods or parts thereof, at no cost to the Purchaser.

24.5.    If having been notified, the Provider fails to remedy the defect within the period specified in the SCC, the Purchaser may proceed to take within a reasonable period such remedial action as may be necessary, at the Provider’s risk and expense and without prejudice to any other rights which the Purchaser may have against the Provider under the Contract.

25.	Patent & Copyright Indemnity

25.1	The Provider shall, subject to the Purchaser’s compliance with GCC sub-clause 25.2, for a period of twelve (12) months, indemnify and hold harmless the Purchaser from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of any nature, including attorney’s fees and expenses, which the Purchaser may suffer as a result of any infringement or alleged infringement of any patent, utility model, registered design, trademark, copyright, or other intellectual property right registered or otherwise existing at the date of the Contract by reason of the installation of the Goods by the Provider or the use of the Goods in the country where the Site is located. Such indemnity shall not cover any use of the Goods or any part thereof other than for the purpose indicated by or to be reasonably inferred from the Contract, neither any infringement resulting from the use of the Goods or any part thereof, or any products produced thereby in association or combination with any other equipment, plant, or materials not supplied by the Provider, pursuant to the Contract.
25.2	If any proceedings are brought or any claim is made against the Purchaser arising out of the matters referred to in GCC sub-clause 25.1, the Purchaser shall promptly give the Provider a notice thereof, and the Provider may at its own expense and in the Purchaser’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.
25.3	If the Provider fails to notify the Purchaser within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Purchaser shall be free to conduct the same on its own behalf.
25.4	The Purchaser shall, at the Provider’s request, afford all available assistance to the Provider in conducting such proceedings or claim, and shall be reimbursed by the Provider for all reasonable expenses incurred in so doing.
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25.5	The Purchaser shall indemnify and hold harmless the Provider and its employees, officers, and Subcontractors from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of any nature, including attorney’s fees and expenses, which the Provider may suffer as a result of any infringement or alleged infringement of any patent, utility model, registered design, trademark, copyright, or other intellectual property right registered or otherwise existing at the date of the Contract arising out of or in connection with any design, data, drawing, specification, or other documents or materials provided or designed by or on behalf of the Purchaser.
26.	Limitation of Liability
26.1	Except in cases of criminal negligence or willful misconduct,
(a)	the Provider shall not be liable to the Purchaser, whether in contract, tort, or otherwise, for any indirect or consequential loss or damage; and

(b)	the aggregate liability of the Provider to the Purchaser, whether under the Contract, in tort or otherwise, shall not exceed the total Contract Price, provided that this limitation shall not apply to the cost of repairing or replacing defective equipment, or to any obligation of the Provider to indemnify the purchaser with respect to patent infringement.

27.	Change in Laws and Regulations
27.1	Unless otherwise specified in the Contract, if after the date of the Contract, any law, regulation, ordinance, order or by-law having the force of law is enacted, promulgated, abrogated, or changed in the particular area of Ethiopia where the Site is located (which shall be deemed to include any change in interpretation or application by the competent authorities) that subsequently affects the Delivery and/or the Contract Price, then such Delivery and/or Contract Price shall be correspondingly increased or decreased, to the extent that the Provider has thereby been affected in the performance of any of its obligations under the Contract. Notwithstanding the foregoing, such additional or reduced cost shall not be separately paid or credited if the same has already been accounted for in the price adjustment provisions where applicable, in accordance with GCC clause 13.
28.	Force Majeure

28.1	The Provider shall not be liable for forfeiture of its performance security, liquidated damages, or termination for default if and to the extent that its delay in performance or other failure to perform its obligations under the Contract is the result of an event of Force Majeure.
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28.2	For purposes of this clause, “Force Majeure” means an event or situation beyond the control of the Provider that is not foreseeable, is unavoidable, and its origin is not due to negligence or lack of care on the part of the Provider. Such events may include, but not be limited to, acts of the Purchaser in its sovereign capacity, wars or revolutions, fires, floods, epidemics, quarantine restrictions, and freight embargoes.
28.3	If a Force Majeure situation arises, the Provider shall promptly notify the Purchaser in writing of such condition and the cause thereof. Unless otherwise directed by the Purchaser in writing, the Provider shall continue to perform its obligations under the Contract as far as is reasonably practical, and shall seek all reasonable alternative means for performance not prevented by the Force Majeure event.
29.	Change Orders & Contract Amendments

29.1	The Purchaser may at any time order the Provider through notice in accordance GCC clause 7, to make changes within the general scope of the Contract in any one or more of the following, providing that the change is not detrimental in any way to the Provider:
(a)	drawings, designs, or specifications, where Goods to be furnished under the Contract are to be specifically manufactured for the Purchaser;
(b)	the method of shipment or packing;
(c)	the place of delivery; and
(d)	the Related Services to be provided by the Provider.

29.2	If any such change causes an increase in the cost of, or the time required for, the Provider’s performance of any provisions under the Contract, an equitable adjustment shall be made in the Contract Price and in the Delivery/Completion Schedule, and the Contract shall accordingly be amended. Any claims by the Provider for adjustment under this clause must be asserted within sixty (60) days from the date of the Provider’s receipt of the Purchaser’s change order.
29.3	Prices to be charged by the Provider for any Related Services that might be needed but which were not included in the Contract shall be agreed upon in advance by the parties.
30.	Extensions of Time

30.1	If at any time during performance of the Contract, the Provider or its subcontractors should encounter conditions impeding timely delivery of the Goods or completion of Related Services pursuant to GCC clause 11, the Provider shall promptly notify the Purchaser in writing of the delay, its likely duration, and its cause. As soon as practicable after receipt of the Provider’s notice, the Purchaser shall evaluate the situation and extend the Provider’s time for performance and the extension shall be ratified by the parties by amendment of the Contract.
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31.	Termination

31.1	Termination for Default

The Purchaser, without prejudice to any other remedy for breach of Contract, by notice of default sent to the Provider, may terminate the Contract in whole or in part:

(a)	if the Provider fails to deliver any or all of the Goods within the period specified in the Contract, or within any extension thereof granted by the Purchaser pursuant to GCC clause 29; or

(b)	if the Provider fails to perform any other material obligation under the Contract and such failure goes unremedied by the Provider for a period of ninety (90) days.

31.2	Termination for Bankruptcy

The Purchaser may at any time terminate the Contract by giving notice to the Provider if the Provider becomes bankrupt. In such event, termination will be without compensation to the Provider, provided that such termination will not prejudice or affect any right of action or remedy that has accrued or will accrue thereafter to the Purchaser.

32.	Assignment
32.1	Neither the Purchaser nor the Provider shall assign, in whole or in part, their obligations under this Contract, except with prior written consent of the other party.

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Section II. Special Conditions of Contract

The following Special Conditions of Contract (SCC) shall supplement and / or amend the General Conditions of Contract (GCC). Whenever there is a conflict, the provisions herein shall prevail over those in the GCC.

GCC 1.1	The Purchaser is: The Ministry of Health and The Ministry of Finance and Economic Development
GCC 1.2	The Site is: Federal Democratic Republic of Ethiopia
GCC 5.2	The version edition of Incoterms shall be: 2020
GCC 6.1	The language shall be: ENGLISH
GCC 7.1	For notices, the Purchaser’s address shall be: Attention: MINISTRY OF HEALTH Street Address: Floor/ Room number: City: Addis Ababa Country: Federal Democratic Republic of Ethiopia Telephone:
GCC 8.1	The governing law shall be the laws of the Federal Democratic Republic of Ethiopia
GCC 9.2

The formal mechanism for the resolution of disputes shall be as follows:

If the parties fail to resolve such a dispute or difference by mutual consultation within twenty-eight (28) days from the notice of the dispute, either party may require that the dispute be referred to be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with the said Rules. The place of the arbitration shall be Toronto, Ontario, Canada. The language to be used in the arbitral proceedings shall be English.

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GCC 11.1

Delivery and Documents

Upon shipment, the Provider shall notify the Purchaser and the insurance company by fax or email the full details of the shipment, including Contract number, description of Goods, quantity, the vessel, the bill of lading number and date, port of loading, date of shipment, port of discharge, etc. The Provider shall mail the following documents to the Purchaser, with a copy to the insurance company:

(i)       copies of the Provider’s invoice showing Goods’ description, quantity, unit price, and total amount;

(ii)       original and 2 copies of the negotiable, clean, on-board bill of lading marked “freight prepaid” and 2 copies of non-negotiable bill of lading or CIM or CMR depending on the form of transport occurring first;

(iii)       copies of the packing list identifying contents of each package;

(iv)       insurance certificate;

(v)       manufacturer’s or Provider’s warranty certificate;

(vi)       the Provider’s factory inspection report; and

(vii)       certificate of origin.

The above documents shall be received by the Purchaser at least one week before arrival of the Goods at the port or place of arrival and, if not received, the Provider will be responsible for any consequent expenses.

For Goods from within the Purchaser’s country:

Sample Provision (EXW term)

Upon delivery of the Goods to the transporter, the Provider shall notify the Purchaser and mail the following documents to the Purchaser:

(i)       copies of the Provider’s invoice showing Goods’ description, quantity, unit price, and total amount;

(ii)       delivery note, railway receipt, or truck receipt;

(iii)       manufacturer’s or Provider’s warranty certificate;

(iv)       inspection certificate issued by the nominated inspection agency, and the Provider’s factory inspection report; and

(v)       certificate of origin.

The above documents shall be received by the Purchaser before arrival of the Goods and, if not received, the Provider will be responsible for any consequent expenses.

Party1 _____________________	Party2 _____________________

GCC 13.1	The prices charged for the Goods delivered and the Related Services performed shall not be adjustable, except as provided for in GCC 23.5 and GCC 29.3
GCC 20.2	The packing, marking and documentation within and outside the packages shall be: MINISTRY OF HEALTH, ETHIOPIA
GCC 21.1	The insurance shall be in an amount equal to 100 percent of the CIF or CIP value of the Goods from “warehouse” to “installation site” on “all risks” basis.
GCC 22.1

Responsibility for transportation of the Goods shall be as specified in the Incoterms.

If not in accordance with Incoterms, responsibility for transportations shall be as follows:

1)      Kallo’s production center to Port of Djibouti (Seaport), Djibouti will be Kallo’s responsibility.

2)     Port of Djibouti (Seaport), Djibouti to respective sites will be Kallo’s responsibility.

Party1 _____________________	Party2 _____________________

Contract

THIS AGREEMENT made the 30th day of November 2020, between the Ministry of Health, Federal Democratic Republic of Ethiopia, and the Ministry of Finance and Economic Development, Federal Democratic Republic of Ethiopia (hereinafter “the Purchaser”), of the one part;

Kallo Inc. USA, headquartered in Canada (hereinafter “the Provider”), of the second part;

The Provider of the Finance line is Techno-Investment Module Ltd. (TIM LTD), headquartered in Minsk, Republic of Belarus (hereinafter “the Provider of the Finance line”), of the third part:

WHEREAS the Purchaser invited the Provider to propose for certain Goods and Related Services, viz., GCC10 Scope of Project, pursuant to the Public Procurement Authority’s rules for sole sourcing of Goods and Related Services including financing, and has accepted a proposal by the Provider for the supply of those Goods and Related Services in the sum of €2,459,817,336 (Two Billion Four Hundred Fifty-Nine Million Eight Hundred Seventeen Thousand Three Hundred Thirty Six Euros only) (hereinafter “the Contract Price”).

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

  In this Agreement words and expressions shall have the same meanings as are respectively assigned to them in the Contract referred to.
  The following documents shall be deemed to form and be read and construed as part of this Agreement, viz.:
(a)	Subject to the SCC, the Goods and Related Services to be supplied shall be as specified in the National Healthcare Infrastructure project, Technical Proposal Ref# AF/ET/NOV-2020/TP-000103/ and Medical Tourism project, Technical Proposal Ref# AF/ET/NOV-2020/TP-000102 under the Bill of Goods.
(b)	Subject to the SCC, costs of Goods and Related Services to be supplied shall be as specified in the National Healthcare Infrastructure project, Financial Proposal Ref# AF/ET/NOV-2020/FP-000103/ and Medical Tourism project, Financial Proposal Ref# AF/ET/NOV-2020/FP-000102/ under the Bill of Goods.

Party1 _____________________	Party2 _____________________

  In consideration of the payments to be made by the Purchaser to the Provider as indicated in this Agreement, the Provider hereby covenants with the Purchaser to provide the Goods and Related Services and to remedy defects therein in conformity in all respects with the provisions of the Contract.
  The Purchaser hereby covenants to pay the Provider in consideration of the provision of the Goods and Related Services and the remedying of defects therein, the Contract Price or such other sum as may become payable under the provisions of the Contract at the times and in the manner prescribed by the Contract.
  The Provider of the Finance line hereby covenants to mobilize the funds required for and, in partnership with the Provider, to execute the healthcare projects in accordance with GCC10 Scope of Project.
  All parties hereby agree that this agreement is part of the Loan Contract (Transaction Code: Ref# TIM-261120-001-FIN/INV/GOV/ET and shall be executed prior to the execution of the Loan Agreement for greater certainty and compliance of the primary condition of Financing offered to the Federal Democratic Republic of Ethiopia.

  All parties to this contract agree to execute the contract in their respective countries with signatures notarized by legal counsel.

  IN WITNESS whereof the parties hereto have caused this Contract to be executed in accordance with the laws of Ethiopia on the day, month and year indicated above.

  For the Purchaser:

  Name: Hon. Dr. Lia Tadesse

  Designation: Minister of Health,

  Federal Democratic Republic of Ethiopia

  Signature __________________________________

  Date: 30th November 2020

  Notarized___________________________________

Party1 _____________________	Party2 _____________________

  Name: Hon. Ahmed Shide

  Designation: Minister of Finance and Economic Development,

  Federal Democratic Republic of Ethiopia

  Signature __________________________________

  Date: 30th November 2020

  Notarized __________________________________

  For the Provider: Kallo Inc.

  Name: Mr. John Cecil

  Designation: President & CEO

  Signature _____________________________________

  Date: 30th November 2020

  Notarized __________________________________

  For the Provider of the Finance line: Techno-Investment Module Ltd.

  Name: Mr. Sergey Pokusaev

  Designation: Director & CEO

  Signature _____________________________________

  Date: 30th November 2020

  Notarized __________________________________

Party1 _____________________	Party2 _____________________